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                                                                   EXHIBIT 24



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Blair Corporation Employee Stock Purchase Plan, of our report dated January 31, 1994, with respect to the financial statements and schedules of Blair Corporation included and incorporated by reference in the Annual Report (Form 10-K) for the fiscal year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                      /S/ ERNST & YOUNG


Erie, Pennsylvania
July 6, 1994





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